Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(a)	Registration Statement (Form S-4 No. 333-55943), as amended, pertaining to the acquisition shelf-registration of up to 30 million shares of common stock,

(b)
Registration Statement (Form S-8 No. 333-28763), as amended, pertaining to the Amazon.com, Inc. 1997 Stock Incentive Plan (formerly the “1997 Stock Option Plan”) and the Amended and Restated 1994 Stock Option Plan of Amazon.com, Inc.,

(c)	Registration Statement (Form S-8 No. 333-88825) pertaining to the Convergence Corporation Stock Option Plan,

(d)	Registration Statement (Form S-8 No. 333-80491) pertaining to the Alexa Internet Amended and Restated 1997 Stock Option Plan,

(e)	Registration Statement (Form S-8 No. 333-80495) pertaining to the Accept.com Financial Services Corporation 1998 Stock Plan,

(f)	Registration Statement (Form S-8 No. 333-78651) pertaining to the Innerlinx Technologies, Incorporated 1997 Stock Option Plan,

(g)	Registration Statement (Form S-8 No. 333-78653) pertaining to the e-Niche Incorporated Amended and Restated 1998 Stock Option and Grant Plan,

(h)	Registration Statement (Form S-8 No. 333-74419) pertaining to the Amazon.com, Inc. 1999 Nonofficer Employee Stock Option Plan,

(i)
Registration Statement (Form S-8 No. 333-63311), as amended, pertaining to the Junglee Corp. 1996 Stock Plan, the Junglee Corp. 1998 Equity Incentive Plan, the Sage Enterprises, Inc. 1997 Amended Stock Option Plan, and the Sage Enterprises, Inc. MVP Stock Option Plan,

(j)	Registration Statement (Form S-8 No. 333-118818) pertaining to the Joyo.com Limited 2004 Share Option Plan,

(k)	Registration Statement (Form S-8 No. 333-149845) pertaining to the Audible, Inc. 1999 Stock Incentive Plan,

(l)	Registration Statement (Form S-8 POS No. 333-160831) pertaining to the Zappos.com, Inc. 2009 Stock Plan,

(m)	Registration Statement (Form S-8 No. 333-169470) pertaining to 25,000,000 shares of Common Stock, par value $0.01 per share, to be issued pursuant to the Company’s 1997 Stock Incentive Plan,

(n)	Registration Statement (Form S-8 No. 333-173054), pertaining to the Quidsi, Inc. (fka1800Diapers, Inc.) 2006 Stock Option/Stock Issuance Plan,

(o)	Registration Statement (Form S-8 No. 333-181073) pertaining to the Kiva Systems, Inc. 2003 Stock Plan, as amended,

(p)	Registration Statement (Form S-3 No. 333-185137) pertaining to the shelf-registration of Amazon.com, Inc. securities,

(q)	Registration Statement (Form S-8 No. 333-199572) pertaining to the Twitch Interactive, Inc. Amended and Restated 2007 Stock Plan, and

(r)	Registration Statement (Form S-8 No. 333-207591) pertaining to the Elemental Technologies, Inc. 2006 Stock Incentive Plan, as amended and restated.
of our reports dated January 28, 2016, with respect to the consolidated financial statements of Amazon.com, Inc. and the effectiveness of internal control over financial reporting of Amazon.com, Inc. included in this Annual Report (Form 10-K) of Amazon.com, Inc. for the year ended December 31, 2015.
/s/ Ernst & Young LLP
Seattle, Washington
January 28, 2016